EXHIBIT 99.1



FOR IMMEDIATE RELEASE


Date:  August 9, 2005


Contact:  Joe L. Powers, Executive Vice President
          P.O. Box 141000
          Nashville, TN  37214-1000
          Phone:  (615) 902-1300
          Fax:    (615) 883-6353
          Website: www.thomasnelson.com



             THOMAS NELSON POSTS $0.05 NET INCOME PER SHARE
                   FOR FIRST QUARTER OF FISCAL YEAR 2006

Nashville, TN. August 9, 2005. Thomas Nelson, Inc. (NYSE: TNM) today announced its financial results for the first quarter of FY 2006, the period ended June 30, 2005:

Net revenues were $45.6 million in the three months through June 30, 2005, compared to $49.0 million in the prior year's comparable period, a 7% decline.

Net income was $0.7 million, compared to $1.9 million in the same quarter a year ago.

Diluted earnings per share were $0.05 in the recent period, compared to $0.12 last year.

Thomas Nelson's balance sheet includes total debt of $1.2 million and a cash and cash equivalent balance of $23.3 million as of June 30, 2005, compared to $3.5 million and $23.6 million as of June 30, 2004, respectively. Shareholders' equity is $125.7 million, compared to $105.3 million a year ago, a 19% gain.

"Our first fiscal quarter is, in most years, our slowest," noted Sam Moore, Thomas Nelson's Chairman and Chief Executive Officer, "which tends to magnify the impact of events - either good or bad."

Mr. Moore continued: "There are three primary factors contributing to the decline in net revenues for this quarter. First, the Company had no major new releases during the first quarter. Most of our major new releases this year are scheduled in the second half of the fiscal year. Secondly, Women of Faith hosted one less event in the first quarter compared to the prior year. Additionally, as trade sources and government statistics indicate, the book retailing market is down over all for the calendar year to date, which causes our direct customers to be slow in re-ordering and quick to return slow moving merchandise."

"If there's good news in the quarter's poor performance it's that we are holding or even gaining share of our key markets, plus, the steps we've taken in recent years to focus on our core business and improve operating margins have helped cushion the impact of the disappointing sales results on our overall performance," said Mr. Moore.

Commenting on the outlook for the balance of the year, Mike Hyatt, Thomas Nelson's President and Chief Operating Officer stated: "Based on our product release schedule, I am cautiously optimistic that our comparisons will improve as the year progresses. Comparisons in the current September-ending quarter will be challenging, as the major trade release from Max Lucado will ship in the third quarter this year versus the second quarter last year. Expected gains in fiscal 2006 will likely come in the second half. We believe that the full year results will exceed last year's performance."

Thomas Nelson, Inc. will host a conference call related to this earnings release at 1:30 p.m. CDT on Tuesday August 9, 2005. Individuals may listen to the call by dialing (866) 234-7470. The conference I.D. number for the call is 7881710. The live broadcast of Thomas Nelson's quarterly conference call will be available online by going to www.thomasnelson.com/news and at www.streetevents.com. The online replay will be available shortly after the call and continue through August 17, 2005.

This news release includes certain forward-looking statements (all statements other than those made solely with respect to historical fact) and the actual results may differ materially from those contained in the forward-looking statements due to known and unknown risks and uncertainties. Any one or more of several risks and uncertainties could account for differences between the forward-looking statements that are made here and the actual results, including with respect to our sales, profits, liquidity and capital position. These factors include, but are not limited to: softness in the general retail environment or in the markets for our products; the timing and acceptance of products being introduced to the market; the level of product returns experienced; the level of margins achievable in the marketplace; the collectibility of accounts receivable; the recoupment of royalty advances; the effects of acquisitions or dispositions; the financial condition of our customers and suppliers; the realization of inventory values at carrying amounts; our access to capital; the outcome of any Internal Revenue Service audits; and the realization of income tax and intangible assets. These conditions cannot be predicted reliably, and the Company may adjust its strategy in light of changed conditions or new information. Thomas Nelson disclaims any obligation to update forward-looking statements.

Thomas Nelson, Inc. is a leading publisher and distributor of products emphasizing Christian, inspirational and family value themes and believes it is the largest publisher of Bibles and inspirational products. For more information, visit our website www.thomasnelson.com.

Thomas Nelson's Common stock and Class B Common stock are listed on the New York Stock Exchange (TNM-NYSE).

                                    ###


                     THOMAS NELSON, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                          (000's omitted, unaudited)

                                                        Three Months Ended
                                                              June 30,
                                                        -------------------
                                                          2005       2004
                                                        --------   --------
ASSETS
   Current assets:
     Cash and cash equivalents                          $ 23,275   $ 23,634
     Accounts receivable, less allowances of
        $7,386 and $7,200, respectively                   44,285     44,616
     Inventories                                          40,156     36,104
     Prepaid expenses                                     22,491     16,094
     Deferred tax assets                                   4,797      4,470
                                                        --------   --------
   Total current assets                                  135,004    124,918

   Property, plant and equipment, net                     15,888     13,068
   Other asses and deferred charges                       13,572      9,892
   Intangible assets                                       2,054        805
   Goodwill, net                                          29,304     29,304
                                                        --------   --------
TOTAL ASSETS                                            $195,822   $177,987
                                                        ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                                   $ 24,939   $ 23,299
     Accrued expenses                                      6,321      7,145
     Deferred revenue                                     11,637     12,437
     Dividends payable                                       744        581
     Income taxes currently payable                        1,108      2,808
     Current portion of long-term debt                     1,154      2,308
                                                        --------   --------
   Total current liabilities                              45,903     48,578

   Long-term debt, less current portion                      -        1,154
   Deferred tax and other liabilities                     24,232     22,969
   Minority interest                                          14         10
 Shareholders' equity                                    125,673    105,276
                                                        --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $195,822   $177,987
                                                        ========   ========


                     THOMAS NELSON, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (000's omitted, except per share data, unaudited)

                                                          Three Months Ended
                                                                June 30,
                                                          ------------------
                                                            2005      2004
                                                          -------    -------
NET REVENUES                                              $45,559    $49,008
COSS AND EXPENSES:
   Cost of goods sold                                      27,289     28,938
   Selling, general & administrative                       16,504     16,286
   Depreciation & amortization                                727        588
                                                          -------    -------
     Total costs and expenses                              44,520     43,812
                                                          -------    -------
OPERATING INCOME                                            1,039      3,196
Other income                                                  287         67
Interest expense                                              139        220
                                                          -------    -------
Income before income taxes                                  1,187      3,043
Provision for income taxes                                    449      1,171
Minority interest                                               1          1
                                                          -------    -------
Income from continuing operations                             737      1,871
                                                          -------    -------
Discontinued operations:
   Gain (loss) on disposal, net of applicable taxes           (41)        -
                                                          -------    -------
Net income                                                $   696    $ 1,871
                                                          =======    =======
Weighted average number of shares
    Basic                                                  14,821     14,495
                                                          =======    =======
    Diluted                                                15,270     15,297
                                                          =======    =======
NET INCOME PER SHARE:
    Basic                                                 $  0.05    $  0.13
                                                          =======    =======
    Diluted                                               $  0.05    $  0.12
                                                          =======    =======